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                                                                  EXHIBIT 3.33.2

                              SERVICO ROSEVILLE NC

                                     BY-LAWS

                                    ARTICLE I

                                     OFFICES

      Section 1. The registered office shall be located in South Minneapolis, Minnesota.

      Section 2. The corporation may also have offices at such other places both within and without the State of Minnesota as the Board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                         ANNUAL MEETINGS OF SHAREHOLDERS

      Section 1. All meetings of shareholders for the election of directors shall be held within or outside the State of Minnesota as may be fixed from time to time by the Board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      Section 2. Annual meetings of shareholders commencing with the year 1998 shall be held on the second Monday in January unless that day is a legal holiday and a legal holiday then on the next secular day following, at 10:00 a.m. at which they shall elect by a plurality vote a Board of directors and transact such other business as may properly be brought before the meeting.

      Section 3. Written or printed notice of the annual meeting stating the place, day and hour of the meeting shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.
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                                   ARTICLE III

                        SPECIAL MEETINGS OF SHAREHOLDERS

      Section 1. [Illegible].

      Section 2. Special meetings of the shareholders for any purpose or purposes unless otherwise prescribed by statute or by the articles of incorporation may be called by the president of the Board of directors or the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

      Section 3. Written or printed notice of a special meeting state the place, day and hour of the meeting and purpose for which the meeting is called shall be delivered not less than ten nor more than fifty days before the date of the meeting either personally or by mail, by or at the direction of the president or the secretary or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting.

                                   ARTICLE IV

                           QUORUM AND VOTING OF STOCK

      Section 1. The holders of a majority of the shares of stock issued and outstanding and entitled to vote represented in person or proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.


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      Section 2. [Illegible].

      Section 3. [Illegible].

      [Illegible].

      Section 4. [Illegible].

      If the articles of incorporation provide that a consent may be signed by fewer than all of the shareholders having voting power on any question, then the consent need be signed only by the shareholders holding that proportion of the total voting power on the question which is required by the articles of incorporation or by law whichever requirement is higher. The consent, together with a certificate by the secretary of the corporation to the effect that the subscribers to the consent constitute all or the required proportion of the shareholders entitled to vote on the particular question shall be filed with the records of proceedings of the shareholder. If the consent is signed by fewer than all of the shareholders having voting power on the question prompt notice shall be given to all to all of the shareholders of the action taken pursuant to the consent.


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                                    ARTICLE V

                                    DIRECTORS

      Section 1. [Illegible].

      Section 2. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A director elected to fill a vacancy or newly created directorship shall hold office until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.

      In addition vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office though less than a quorum and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify.

      Section 3. The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

      Section 4. The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside of the State of Minnesota at such place or places as they may from time to time determine.


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      Section 5. [Illegible].

                                   ARTICLE VI

                       MEETINGS OF THE Board of directors

      Section 1. [Illegible].

      Section 2. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting provided a quorum shall be present or it may convene at such place and time and shall be fixed by the consent in writing of all the directors.

      Section 3. Regular meetings of the board of directors may be held upon such notice or without notice and at such time and at such place as shall from time to time be determined by the board.

      Section 4. Special meetings of the board of directors may be called by the president on two days notice to each director either personally or by mail or by telegram special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

      Section 5. Attendance of a director at any meeting shall constitute a waive of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.


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      Section 6. [Illegible].

      Section 7. [Illegible].

      Section 8. Unless otherwise restricted by the articles of incorporation or these by-laws, members of the board of directors may participate in a meeting of the board of directors by means of conference telephone or similar communications equipment provided all persons participating in the meeting can hear and communicate with each other and such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

                                   ARTICLE VII

                               EXECUTIVE COMMITTEE

      Section 1. The board of directors by resolution adopted by a majority of the number of directors fixed by the by-laws or otherwise, may designate two or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise required by law. Vacancies in the membership of the committee shall be filled by the board of directors at a regular


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or special meeting of the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.

                                  ARTICLE VIII

                                     NOTICES

      Section 1. [Illegible].

      Section 2. Whenever any notice whatever is required to be given under the provisions of the statutes or under the provisions of the articles of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice whether before or after the time stated therein shall be deemed equivalent to the giving of such notice.

                                   ARTICLE IX

                                    OFFICERS

      Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice president, a secretary and a treasurer. The board of directors may also choose additional vice presidents and one or more assistant secretaries and assistant treasurers. Any two or more offices may be held by the same person except the offices of President and Secretary.

      Section 2. The board of directors at its first meeting after each annual meeting of shareholders shall choose a president, one or more vice presidents, a secretary and a treasurer, none of whom need be a member of the board


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      Section 3. The board of directors may appoint such other officers and agents as they deem necessary, who shall hold the offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

      Section 4. The salaries of all officers and directors of the corporation shall be fixed by the board of directors.

      Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

                                 THE PRESIDENT

      Section 6. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

      Section 7. He shall execute bonds, mortgages and other contracts requiring a seal under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                              THE VICE PRESIDENTS

      Section 8. The vice president, or if there shall be more than one, the vice presidents, in the order determined by the board of directors, shall in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.


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                    THE SECRETARY AND ASSISTANT SECRETARIES

      Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform the duties of the standing committees when required. He shall give or cause to be given notice of all meetings of the shareholders and special meetings of the board of directors and shall perform such other duties as may be prescribed by the board of directors or president under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he or an assistant secretary shall have the authority to affix the same to any instrument requiring it and when so affixed it may be attested by his signature or by the signature of each assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

      Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

      Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

      Section 12. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements and shall render to the president and the board of directors at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.


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      Section 13. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

      Section 14. The assistant treasurer, or if there be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                   ARTICLE X
                            CERTIFICATES FOR SHARES

      Section 1. The shares of the corporation shall be represented by certificates signed by the president or a vice president and the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. When the corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge a full and summary statement of designations, preference, limitations and relative rights of the shares of each class authorized to be issued and if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

      Section 2. The signatures of the officers of the corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In


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case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

                               LOST CERTIFICATES

      Section 3. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate the board of directors in its discretion and as such a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

                              TRANSFERS OF SHARES

      Section 4. Upon surrender to the corporation or the transfer agent or the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.

                             FIXING OF RECORD DATE

      Section 5. For the purpose of determining shareholders entitled to notice of and to vote at a meeting, or to receive a dividend, or to receive or exercise subscription or other rights, or to participate in a reclassification of stock, or in order to make a determination of shareholders for such purpose, such date to be not more than seventy days and, if fixed for the purpose of determining shareholders entitled to notice of and to vote at a meeting, not less than ten days prior to the date on which the action requiring the determination of shareholders is to be taken.

      If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at four o'clock in the afternoon


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on the day before the day on which notice is given, or if notice is waived at the commencement of the meeting. If no record date is fixed the record date for determining shareholders entitled to express consent to corporate action in writing without meeting shall be the time of day on which the first written consent is served on the corporation as provided by law.

      A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting provided however that the board of directors may fix a new record date for the adjourned meeting and further provide that the adjournment or adjournments do not exceed thirty days in the aggregate.

                            REGISTERED SHAREHOLDERS

      Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of the shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have expressed or other notice thereof, except as otherwise provided by the laws of Minnesota.

                              LIST OF SHAREHOLDERS

      Section 7. The officer or agent having charge of the transfer books for shares shall make a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each and the number of shares held by each, which list shall be kept on file at the principal office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.


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                                 VOTING RECORD

      Section 8. The officer or agent having charge of the stock transfer books for shares shall make before each meeting of shareholders a complete record of the shareholders entitled to vote at shareholders meeting or any adjournment thereof, arranged in alphabetical order with the address of each and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

                                   ARTICLE XI
                               GENERAL PROVISIONS
                                   DIVIDENDS

      Section 1. Subject to the provisions of the articles of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the articles of incorporation.

      Section 2. Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

      Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person as the board of directors may from time to time designate.


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                                  FISCAL YEAR

      Section 4. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                      SEAL

      Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Minnesota." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                   ARTICLE XII
                                   AMENDMENTS

      Section 1. These by-laws may be altered or repealed or new by-laws may be adopted at any regular or special meeting of shareholders at which a quorum is present or represented, by the affirmative vote of a majority of the stock entitled to vote, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting.

Dated       1997


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